PRESS RELEASE

Clorox Reports Q4 and Fiscal Year 2017 Results; Provides Fiscal Year 2018 Outlook

OAKLAND, Calif., Aug. 3, 2017 – The Clorox Company (NYSE:CLX) reported sales growth of 3 percent and a 21 percent increase in diluted net earnings per share from continuing operations (diluted EPS) for its fourth quarter, which ended June 30, 2017. For fiscal year 2017, the company reported sales growth of 4 percent and diluted EPS growth of 9 percent.

“I’m very pleased with the strong results our team delivered in the fourth quarter and fiscal year,” said Clorox Chairman and CEO Benno Dorer. “Our strategy drove fourth-quarter sales growth in each of our segments, and resulted in total company sales growth in every quarter for the fiscal year. I’m also pleased with the continued progress we’re making in International, as the team has now delivered several consecutive quarters of sales and profit growth in the fiscal year.”

Commenting on fiscal year 2018, Dorer said, “We feel good about our ability to deliver another year of solid sales and earnings growth, even as we anticipate a more competitive retail environment. We remain confident in our 2020 strategy and are staying the course. We’ll continue to focus on delivering profitable growth, with a priority to reinforce superior consumer value behind strong investments in our differentiated products and brands.”

All results in this press release are reported on a continuing operations basis, unless otherwise stated. Some information in this release is reported on a non-GAAP basis. See “Non-GAAP Financial Information” below and the tables toward the end of this press release for more information and reconciliations of key non-GAAP results in fiscal years 2017 and 2016 to the most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the U.S. (GAAP).

Fiscal Fourth-Quarter Results

Following is a summary of key fourth-quarter results. All comparisons are with the fourth quarter of fiscal year 2016, unless otherwise stated.

●	3% volume growth
●	3% sales growth
●	$1.53 diluted EPS (21% growth)

In the fourth quarter, volume and sales each grew 3 percent, both reflecting 1 point of growth from the RenewLife digestive health business, which was acquired in May 2016. Fourth-quarter sales results also included the benefit of price increases in the company’s International business, partially offset by unfavorable mix.

The company’s fourth-quarter gross margin increased 30 basis points to 45.7 percent from 45.4 percent in the year-ago quarter. Gross margin expansion reflected the benefits of cost savings, price increases and lapping the year-ago one-time integration costs related to the RenewLife acquisition, partially offset by higher manufacturing and logistics costs and unfavorable commodity costs.

Clorox delivered earnings from continuing operations of $202 million in the fourth quarter, compared to $165 million in the year-ago quarter. Fourth-quarter diluted EPS was $1.53, versus $1.26 in the year-ago quarter, an increase of 21 percent. Fourth-quarter diluted EPS results were driven primarily by the benefit of cost savings and higher sales, partially offset by higher manufacturing and logistics costs.

Key Segment Results

Following is a summary of key fourth-quarter results from continuing operations by reportable segment. All comparisons are with the fourth quarter of fiscal year 2016, unless otherwise stated.

Cleaning

(Laundry, Home Care, Professional Products)

●	4% volume growth
●	2% sales growth
●	5% pretax earnings increase

Segment volume growth was driven largely by gains in Home Care, with another quarter of record shipments of Clorox® disinfecting wipes behind strength across a number of customers and the launch of new Scentiva™ wipes and sprays. Professional Products also contributed to segment volume growth, with gains mainly across cleaning products. These factors were partially offset by volume decreases in Laundry, primarily driven by category softness. Volume outpaced sales due to unfavorable mix and higher trade promotion spending to drive awareness and trial of new products. Pretax earnings growth was driven mainly by the benefit of cost savings and higher sales, partially offset by unfavorable commodity costs. Pretax earnings growth also reflected the combined impact from one-time events in the year-ago quarter, including the gain on the sale of the company’s Los Angeles manufacturing facility as well as costs related to the voluntary recall of certain Liquid-Plumr® products.

Household

(Bags and Wraps, Charcoal, Cat Litter, Digestive Health)

●	5% volume growth
●	4% sales growth
●	4% pretax earnings increase

Segment volume growth was driven primarily by the benefit of the RenewLife acquisition, gains in Cat Litter behind increased merchandising activity, and higher shipments of Glad® premium trash bags. Volume outpaced sales primarily due to unfavorable mix. Pretax earnings grew, reflecting lower advertising and sales promotion investments compared to significant spending levels in the year-ago quarter, the benefit of cost savings and higher sales, partially offset by higher manufacturing and logistics costs and unfavorable commodity costs.

Lifestyle

(Dressings and Sauces, Water Filtration, Natural Personal Care)

●	1% volume decrease
●	2% sales increase
●	8% pretax earnings increase

Segment volume results were driven primarily by lower shipments of KC Masterpiece® barbecue sauces, partially offset by gains in the Burt’s Bees Natural Personal Care business, which grew double-digits in the year-ago quarter. Sales outpaced volume, largely due to favorable mix and lower trade promotion spending. Pretax earnings grew, reflecting lower advertising and sales promotion spending compared to significant spending levels in the year-ago quarter as well as higher sales, partially offset by higher manufacturing and logistics costs.

International

(Sales outside of the U.S.)

●	1% volume increase
●	5% sales growth
●	500% pretax earnings growth ($5 million increase)

Segment volume growth reflected gains in Asia and Europe, partially offset by decreased shipments in certain Latin American countries, mainly Argentina, due to slower category growth. Sales outpaced volume largely due to the benefit of price increases, partially offset by unfavorable foreign currency exchange rates. Pretax earnings grew from $1 million to $6 million, reflecting higher sales and gross margin improvement.

Fiscal Year 2017 Results

Following is a summary of key fiscal year 2017 results:

●	6% volume growth
●	4% sales growth
●	$5.35 diluted EPS (9% increase)

In fiscal year 2017, Clorox delivered volume growth of 6 percent and sales growth of 4 percent, each reflecting increases in all four of the company’s reportable segments. Fiscal year sales results were driven by strong volume growth, 2 points of sales growth from the RenewLife acquisition and price increases in the company’s International business, partially offset by unfavorable mix and 1 point of unfavorable foreign currency exchange rates.

Fiscal year gross margin decreased 40 basis points to 44.7 percent from 45.1 percent in the year-ago period, when gross margin increased 150 basis points. The decrease in fiscal year gross margin was driven primarily by higher manufacturing and logistics costs, partially offset by the benefits of cost savings and price increases.

Clorox delivered earnings from continuing operations of $703 million, versus $648 million in fiscal year 2016. Fiscal year 2017 diluted EPS was $5.35, versus $4.92 in fiscal year 2016, an increase of 9 percent. Fiscal year diluted EPS results reflect the benefits of higher sales and a lower effective tax rate, partially offset by lower gross margin and the previously communicated noncash impairment charge related to the Aplicare business.

Fiscal year 2017 net cash from continuing operations was $871 million, compared to $768 million in fiscal year 2016, primarily driven by higher earnings, excluding noncash items.

“We’re very proud of our team’s execution of our 2020 Strategy,” said Chief Financial Officer Steve Robb. “We delivered strong sales and earnings growth behind our focus on operational efficiencies, including lowering our selling and administrative expenses below 14 percent of sales and reaching our 10th consecutive year of delivering more than $100 million in cost savings, while generating healthy cash flows.”

Clorox Provides Fiscal Year 2018 Outlook

●	2% to 4% sales growth
●	$5.52 to $5.72 diluted EPS range

Clorox anticipates sales growth in the range of 2 percent to 4 percent, driven by continued strong innovation, which is expected to deliver about 3 points of incremental sales, and about 1 point of price increases, partially offset by about 1 point of unfavorable foreign currency exchange rates.

Gross margin is expected to be up slightly, reflecting the anticipated benefits of cost savings and price increases, partially offset by higher manufacturing and logistics costs and unfavorable commodity costs.

The company anticipates selling and administrative expenses to be less than 14 percent of sales, consistent with its long-term target.

The company’s effective tax rate is expected to be in the range of 32 to 33 percent.

Net of all these factors, Clorox anticipates fiscal year 2018 diluted EPS from continuing operations in the range of $5.52 to $5.72, an increase of 3 percent to 7 percent.

For More Detailed Financial Information

Visit the company’s Financial Information: Quarterly Results section of the company’s website at TheCloroxCompany.com for the following:

●	Supplemental unaudited volume and sales growth information
●	Supplemental unaudited gross margin driver information
●	Supplemental unaudited reconciliation of certain non-GAAP financial information, including earnings from continuing operations before interest and taxes (EBIT) and earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA)
●	Supplemental unaudited balance sheet and cash flow information and free cash flow reconciliation
●	Supplemental price-change information

Note: Percentage and basis-point changes noted in this press release are calculated based on rounded numbers. Supplemental materials are available in the Financial Information: Quarterly Results section of the company’s website at TheCloroxCompany.com.

The Clorox Company

The Clorox Company (NYSE: CLX) is a leading multinational manufacturer and marketer of consumer and professional products with more than 8,000 employees worldwide and fiscal year 2017 sales of $6 billion. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags, wraps and containers; Kingsford® charcoal; Hidden Valley® dressings and sauces; Brita® water-filtration products; Burt's Bees® natural personal care products; and RenewLife® digestive health products. The company also markets brands for professional services, including Clorox Healthcare® and Clorox Commercial Solutions®. More than 80 percent of the company's sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories.

Clorox is a signatory of the United Nations Global Compact, a community of global leaders committed to sustainability. The company also has been broadly recognized for its corporate responsibility efforts, most notably receiving a Safer Choice Partner of the Year Award in 2016 and 2017 from the U.S. Environmental Protection Agency as well as being named to CR Magazine's 2017 Best Corporate Citizens list and included in the 2016 Newsweek Green Rankings. The Clorox Company and its foundations contributed about $11 million in combined cash grants, product donations and cause marketing in fiscal year 2017. For more information, visit TheCloroxCompany.com, including the Good Growth blog, and follow the company on Twitter at @CloroxCo.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. Except for historical information, statements about future volumes, sales, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, cash flows, plans, objectives, expectations, growth, or profitability are forward-looking statements based on management's estimates, beliefs, assumptions and projections. Words such as "could," "may," "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," “predicts” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations are described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016, as updated from time to time in the company's SEC filings. These factors include, but are not limited to: intense competition in the company's markets; worldwide, regional and local economic conditions and financial market volatility; the ability of the company to drive sales growth, increase prices and market share, grow its product categories and achieve favorable product and geographic mix; volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities, and increases in energy, transportation or other costs; dependence on key customers and risks related to customer consolidation and ordering patterns; risks related to reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, or service interruptions; lower revenue or increased costs resulting from government actions and regulations, including with respect to the Aplicare business, despite the write down of Aplicare assets in the second quarter ended December 31, 2016; the ability of the company to successfully manage global, political, legal, tax and regulatory risks, including changes in regulatory or administrative activity; risks related to international operations, including political instability; government-imposed price controls or other regulations; foreign currency exchange rate controls, including periodic changes in such controls, fluctuations and devaluations; labor claims, labor unrest and inflationary pressures, particularly in Argentina; potential harm and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; and the possibility of nationalization, expropriation of assets or other government action in foreign jurisdictions; risks relating to acquisitions, new ventures and divestitures, and associated costs, including the potential for asset impairment charges related to, among others, intangible assets and goodwill; the ability of the company to develop and introduce commercially successful products; supply disruptions and other risks inherent in reliance on a limited base of suppliers; the impact of product liability claims, labor claims and other legal proceedings, including in foreign jurisdictions; the success of the company's business strategies; the ability of the company to implement and generate anticipated cost savings and efficiencies; the company's ability to attract and retain key personnel; the company's ability to maintain its business reputation and the reputation of its brands; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in those costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; the impact of natural disasters, terrorism and other events beyond the company's control; the company's ability to maximize, assert and defend its intellectual property rights; any infringement or claimed infringement by the company of third-party intellectual property rights; risks related to the potential increase in the company’s purchase price for The Procter & Gamble Company’s (P&G) interest in the Glad® business and the impact from the decision on whether or not to extend the term of the related agreement with P&G; the effect of the company's indebtedness and credit rating on its business operations and financial results; risks related to the company's discontinuation of operations in Venezuela; the company's ability to pay and declare dividends or repurchase its stock in the future; the company's ability to maintain an effective system of internal controls, including after completing acquisitions; uncertainties relating to tax positions, tax disputes and changes in the company's tax rate; the accuracy of the company's estimates and assumptions on which its financial projections are based; and the impacts of potential stockholder activism.

The company's forward-looking statements in this press release are based on management's current views, beliefs and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP Financial Information

This press release contains non-GAAP financial information related to EBIT and EBIT margin, EBITDA and debt to EBITDA ratio, and free cash flow and free cash flow as a percentage of sales. The company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP. See the end of this press release for these reconciliations.

The company discloses these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

EBIT represents earnings from continuing operations before income taxes, interest income and interest expense. EBIT margin is the ratio of EBIT to net sales. EBITDA represents earnings from continuing operations before income taxes, interest income, and interest expense, depreciation and amortization. The company's management believes these measures and debt to EBITDA ratio provide useful additional information to investors about trends in the company's operations and are useful for period-over-period comparisons.

Free cash flow is calculated as net cash provided by continuing operations less capital expenditures related to continuing operations. The company’s management uses this measure and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the company has mandatory debt service requirements and other contractual and non-discretionary expenditures.

Media Relations

Aileen Zerrudo (510) 271-3075, aileen.zerrudo@clorox.com

Kathryn Caulfield (510) 271-7209, kathryn.caulfield@clorox.com

Investor Relations

Lisah Burhan 510-271-3269, lisah.burhan@clorox.com

Joel Ramirez 510-271-3012, joel.ramirez@clorox.com

Steve Austenfeld 510-271-2270, steve.austenfeld@clorox.com

For recent presentations made by company management and other investor materials, visit Investor Events on the company’s website.

Condensed Consolidated Statements of Earnings
Dollars in millions, except share and per share data

	Three Months Ended		Twelve Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
	(Unaudited)	(Unaudited)
Net sales	$1,647	$1,600	$5,973	5,761
Cost of products sold	895	873	3,302	3,163
Gross profit	752	727	2,671	2,598

Selling and administrative expenses	212	225	810	806
Advertising costs	182	192	599	587
Research and development costs	37	42	135	141
Interest expense	22	21	88	88
Other (income) expense, net	4	(5)	6	(7)
Earnings from continuing operations before income taxes	295	252	1,033	983
Income taxes on continuing operations	93	87	330	335
Earnings from continuing operations	202	165	703	648
Earnings (losses) from discontinued operations, net of tax	(1)	-	(2)	-
Net earnings	$201	$165	$701	$648

Net earnings (losses) per share
Basic
Continuing operations	$1.56	$1.28	$5.45	5.01
Discontinued operations	(0.01)	-	(0.02)	-
Basic net earnings per share	$1.55	$1.28	$5.43	$5.01

Diluted
Continuing operations	$1.53	$1.26	$5.35	4.92
Discontinued operations	(0.01)	-	(0.02)	-
Diluted net earnings per share	$1.52	$1.26	$5.33	$4.92

Weighted average shares outstanding (in thousands)
Basic	129,113	129,502	128,953	129,472
Diluted	131,914	131,511	131,566	131,717

Reportable Segment Information
(Unaudited)
Dollars in millions

				Earnings (losses) from continuing operations
	Net sales			before income taxes
	Three Months Ended			Three Months Ended
	6/30/2017	6/30/2016	% Change(1)	6/30/2017	6/30/2016	% Change(1)
Cleaning	$502	$493	2%	$123	$117	5%
Household	632	609	4%	173	166	4%
Lifestyle	258	254	2%	54	50	8%
International	255	244	5%	6	1	500%
Corporate	-	-	0%	(61)	(82)	-26%
Total	$1,647	$1,600	3%	$295	$252	17%

				Earnings (losses) from continuing operations
	Net sales			before income taxes
	Twelve Months Ended			Twelve Months Ended
	6/30/2017	6/30/2016	% Change(1)	6/30/2017	6/30/2016	% Change(1)
Cleaning	$2,002	$1,912	5%	$523	$511	2%
Household	1,961	1,862	5%	419	428	-2%
Lifestyle	1,000	990	1%	244	251	-3%
International	1,010	997	1%	81	66	23%
Corporate	-	-	0%	(234)	(273)	-14%
Total	$5,973	$5,761	4%	$1,033	$983	5%

(1) Percentages based on rounded numbers.

Condensed Consolidated Balance Sheets
Dollars in millions

	6/30/2017	6/30/2016
ASSETS
Current assets
Cash and cash equivalents	$418	$401
Receivables, net	565	569
Inventories, net	459	443
Other current assets	72	72
Total current assets	1,514	1,485

Property, plant and equipment, net	931	906
Goodwill	1,196	1,197
Trademarks, net	654	657
Other intangible assets, net	68	78
Other assets*	210	187
Total assets	$4,573	$4,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$404	$523
Current maturities of long-term debt	400	-
Accounts payable and accrued liabilities	1,005	1,035
Income taxes payable	-	-
Total current liabilities	1,809	1,558
Long-term debt*	1,391	1,789
Other liabilities	770	784
Deferred income taxes	61	82
Total liabilities	4,031	4,213

Stockholders’ equity
Common stock	159	159
Additional paid-in capital	928	868
Retained earnings	2,440	2,163
Treasury shares	(2,442)	(2,323)
Accumulated other comprehensive net losses	(543)	(570)
Stockholders’ equity	542	297
Total liabilities and stockholders’ equity	$4,573	$4,510

*In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Cost,” which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The Company adopted this standard in the first quarter of fiscal year 2017 and retrospectively applied the standard to all periods presented.

The tables below present the reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP and other supplemental information. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

The reconciliations below are on a continuing operations basis

Fiscal Year EBIT Margin(1) Reconciliation

Dollars in Millions

	FY	FY
	Fiscal	Fiscal
	2017	2016
Earnings from continuing operations before income taxes – GAAP	$1,033	$983

Interest Income	-4	-5
Interest Expense	88	88

EBIT(1) – non-GAAP	$1,177	$1,066

Net Sales	$5,973	$5,761

EBIT margin(1) – non-GAAP	18.7%	18.5%

Fiscal Year Debt to EBITDA Ratio(4) Reconciliation

Dollars in Millions
	FY	FY
	Fiscal	Fiscal
	2017	2016

Earnings from continuing operations before income taxes – GAAP	$1,033	$983

Interest Income	-4	-5
Interest Expense	88	88
Depreciation and Amortization	163	165

EBITDA(2) – non-GAAP	$1,280	$1,231

Total Debt(3)	$2,195	$2,312

Debt to EBITDA ratio(4) – non-GAAP	1.7	1.9

Fiscal Year Free Cash Flow Reconciliation

Dollars in Millions

	FY	FY
	Fiscal	Fiscal
	2017	2016
Net cash provided by continuing operations – GAAP	$871	$768

Less: Capital expenditures	231	172

Free cash flow(5) – non-GAAP	$640	$596

Free cash flow as a percent of sales – non-GAAP	10.7%	10.3%

Net sales	$5,973	$5,761

(1)	EBIT represents earnings from continuing operations before income taxes, excluding interest income and interest expenses. EBIT margin is the ratio of EBIT to net sales.
(2)	EBITDA represents earnings from continuing operations before income taxes, excluding interest income, interest expense, depreciation and amortization.
(3)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt, and long-term debt. In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Cost”, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The Company adopted this standard in the first quarter of fiscal year 2017 and retrospectively applied the standard to all periods presented.
(4)	Debt to EBITDA ratio represents total debt divided by EBITDA for the trailing four quarters.
(5)	Free cash flow represents net cash provided by continuing operations less capital expenditures related to continuing operations.

For Gross Margin Drivers, please refer to the Supplemental Information: Gross Margin Driver page in the Financial Results section of the company’s website TheCloroxCompany.com.